EXHIBIT 99

For Immediate Release	Contact: Karen A. Warren (Investor Relations)
February 11, 2008	401-727-5401
Wayne S. Charness (News Media)
401-727-5983

Hasbro Reports Record Net Earnings

and Seventh Consecutive Year of E.P.S. Growth

Fourth Quarter Highlights

•

Net earnings of $133.7 million, an increase of 24%;

•

Earnings per diluted share of $0.84, up 35%;

•

Net revenues of $1.3 billion, up 16% from a year ago.

Full-Year Highlights

•

Net earnings of $333.0 million, an increase of over $100 million compared to last year’s record net earnings of $230.1 million;

•

Operating profit improved 38% to $519.4 million or 13.5% of net revenues;

•

Earnings per diluted share of $1.97, a 53% increase from the prior year;

•

Net revenues of $3.8 billion, up 22% from a year ago;

•

North American segment net revenues were up 15% and International segment net revenues were up 33%;

•

Strength in the business was broad based both in terms of geography and product categories;

•

During the year, the Company repurchased 20.8 million shares of common stock at a total cost of $587.0 million.

Pawtucket, RI (February 11, 2008) -- Hasbro, Inc. (NYSE: HAS) today reported 2007 fourth quarter and full-year results.  For the fourth quarter the Company reported net revenues of $1.3 billion, an increase of $181.4 million or 16%, compared to $1.1 billion a year ago.  The Company reported net earnings for the quarter of $133.7 million or $0.84 per diluted share, compared to $108.3 million or $0.62 per diluted share in 2006.

For the year, the Company reported record net earnings of $333.0 million, or $1.97 per diluted share, compared to $230.1 million or $1.29 per diluted share in 2006.  The 2007 results include a favorable tax adjustment of $29.6 million or $0.17 per diluted share that was taken in the third quarter.  In addition, the 2007 and 2006 full-year results included expenses of $0.23 per diluted share or $44.4 million, and $0.14 per diluted share or $31.8 million, respectively, related to the Lucas warrants mark to market.  The Company exercised the right to purchase the warrants in the second quarter of 2007.  For the year, worldwide net revenues were $3.8 billion, an increase of $686.1 million or 22%, compared to $3.2 billion a year ago.

 “2007 was another strong year for Hasbro.  We achieved net earnings of $333.0 million, an increase of over $100 million compared to last year’s record net earnings of $230.1 million.  In addition, it was the third consecutive year of record net earnings and our seventh consecutive year of earnings per share growth,” said Alfred J. Verrecchia, President and Chief Executive Officer.

“Revenues were up 22% for the year and 16% for the quarter, as the business continued to be strong both in terms of category and geographic performance, providing us with momentum going into 2008,” Verrecchia concluded.

North American segment net revenues were $2.5 billion, an increase of $329.7 million or 15%, compared to $2.1 billion in 2006.  The growth in revenue is attributable, in part, to the success of TRANSFORMERS, MARVEL product lines, FURREAL FRIENDS, LITTLEST PET SHOP, BABY ALIVE, MY LITTLE PONY, TOOTHTUNES, NERF, OPERATION and SORRY.  STAR WARS also remained very strong.  The North American segment reported an operating profit of $318.7 million compared to $276.0 million in 2006.

International segment net revenues were $1.3 billion, an increase of $319.3 million or 33%, compared to $959.3 million in 2006, or an increase of 24%, net of the favorable foreign exchange impact of $88.5 million.  The growth in revenue is attributable, in part, to the success of TRANSFORMERS, MARVEL product lines, LITTLEST PET SHOP, MY LITTLE PONY, PLAYSKOOL, FURREAL FRIENDS, MONOPOLY, OPERATION and THE GAME OF LIFE.  STAR WARS also remained very strong.  The International segment reported an operating profit of $158.8 million compared to $90.9 million in 2006.

“I’m especially pleased that when you combine the robust revenue growth we achieved in 2007, with the cost structure improvements and share count reductions we have achieved in recent years, the result is a 53% increase in reported earnings per share,” said David Hargreaves, Executive Vice President and Chief Financial Officer.  “In addition, we generated $601.8 million in operating cash flow during 2007,” Hargreaves concluded.

The Company repurchased a total of 20.8 million shares of common stock during 2007, at a total cost of $587.0 million, leaving $109.6 million in the share repurchase authorization as of year end.  Since the inception of its buyback program in June 2005, the Company has repurchased 45.9 million shares at a total cost of $1.1 billion, at an average price of $23.73 per share.  Additionally, last week the Board of Directors increased the share buy-back program by a further $500 million and increased the quarterly dividend by $0.04 per share to $0.20 per share; this is the fifth consecutive year the dividend was increased.

The Company will web cast its earnings conference call at 8:30 a.m. Eastern Standard Time today. Investors and the media are invited to listen at http://www.hasbro.com (select "Corporate Info" from the home page, click on "Investor Information," and then click on the web cast microphone).

Hasbro is a worldwide leader in children's and family leisure time entertainment products and services, including the design, manufacture and marketing of games and toys ranging from traditional to high-tech.  Both internationally and in the U.S., its PLAYSKOOL, TONKA, MILTON BRADLEY, PARKER BROTHERS, TIGER, and WIZARDS OF THE COAST brands and products provide the highest quality and most recognizable play experiences in the world.

Certain statements contained in this release contain "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. These statements include expectations concerning the Company’s future opportunities and ability to achieve its financial goals and may be identified by the use of forward-looking words or phrases such as "anticipate," "believe," "could," "expect," "intend," "look forward," "may," "planned," "potential," "should," "will" and "would." Such forward-looking statements are inherently subject to known and unknown risks and uncertainties. The Company's actual actions or results may differ materially from those expected or anticipated in the forward-looking statements. Specific factors that might cause such a difference include, but are not limited to: the Company's ability to design, manufacture, source and ship new and continuing products on a timely and cost-effective basis, as well as interest in and acceptance and purchase of those products by retail customers and consumers in quantities and at prices that will be sufficient to profitably recover development, manufacturing, marketing, royalty and other costs of products; economic and public health conditions in the various markets in which the Company and its customers and suppliers operate throughout the world, including factors which impact the retail market, disposable income or consumer demand for the Company’s products, the Company's ability to manufacture and deliver products, higher fuel and other commodity prices, higher transportation costs and potential transportation delays, currency fluctuations and government regulation; the concentration of the Company's customers; the inventory policies of the Company’s retail customers, including the concentration of the Company's revenues in the second half and fourth quarter of the year, together with increased reliance by retailers on quick response inventory management techniques, which increases the risk of underproduction of popular items, overproduction of less popular items and failure to achieve tight and compressed shipping schedules; work stoppages, slowdowns or strikes, which may impact the Company's ability to manufacture or deliver product in a timely and cost-effective manner; the bankruptcy or other lack of success of one of the Company's significant retailers which could negatively impact the Company's revenues or bad debt exposure; the impact of competition on revenues, margins and other aspects of the Company's business, including the ability to secure, maintain and renew popular licenses and the ability to attract and retain talented employees in a competitive environment; concentration of manufacturing for many of the Company’s products in the People’s Republic of China; the risk of product recalls or product liability suits; market conditions, third party actions or approvals and the impact of competition which could reduce demand for the Company’s products or delay or increase the cost of implementation of the Company's programs or alter the Company's actions and reduce actual results; the risk that anticipated benefits of acquisitions may not occur or be delayed or reduced in their realization; and other risks and uncertainties as may be detailed from time to time in the Company's public announcements and SEC filings. The Company undertakes no obligation to make any revisions to the forward-looking statements contained in this release or to update them to reflect events or circumstances occurring after the date of this release.

This presentation includes a non-GAAP financial measure as defined under rules of the Securities and Exchange Commission (“SEC”), specifically EBITDA. As required by SEC rules, we have provided reconciliation on the attached schedule of this measure to the most directly comparable GAAP measure. EBITDA (earnings before interest, taxes, depreciation and amortization) represents net earnings excluding, interest expense, income taxes, depreciation and amortization. Management believes that EBITDA is one of the appropriate measures for evaluating the operating performance of the Company because it reflects the resources available for strategic opportunities including, among others, to invest in the business, strengthen the balance sheet, and make strategic acquisitions. However, this measure should be considered in addition to, not as a substitute for, or superior to, net earnings or other measures of financial performance prepared in accordance with GAAP as more fully discussed in the Company's financial statements and filings with the SEC. As used herein, "GAAP" refers to accounting principles generally accepted in the United States of America.  This presentation also includes the Company’s International segment net revenues excluding the impact of changes in exchange rates.  Management believes that the presentation of International segment net revenues minus the impact of exchange rate changes provides information that is helpful to an investor’s understanding of the segment’s underlying business performance absent exchange rate fluctuations which are beyond the Company’s control.

# # #

(Tables Attached)

HASBRO, INC.
CONSOLIDATED CONDENSED BALANCE SHEETS

(Thousands of Dollars)	Dec. 30, 2007	Dec. 31, 2006
ASSETS	-----------	-----------
Cash and Cash Equivalents	$ 774,458	$ 715,400
Accounts Receivable, Net	654,789	556,287
Inventories	259,081	203,337
Other Current Assets	199,912	243,291
	----------------	----------------
Total Current Assets	1,888,240	1,718,315
Property, Plant and Equipment, Net	187,960	181,726
Other Assets	1,160,863	1,196,864
	----------------	----------------
Total Assets	$3,237,063	$3,096,905
	=========	=========

LIABILITIES AND SHAREHOLDERS' EQUITY
Short-term Borrowings	$ 10,201	$ 10,582
Current Portion of Long-term Debt	135,348	-
Payables and Accrued Liabilities	742,122	895,311
	----------------	---------------
Total Current Liabilities	887,671	905,893
Long-term Debt	709,723	494,917
Other Liabilities	254,577	158,205
	----------------	---------------
Total Liabilities	1,851,971	1,559,015
Total Shareholders' Equity	1,385,092	1,537,890
	----------------	---------------
Total Liabilities and Shareholders' Equity	$3,237,063	$3,096,905
	=========	=========

HASBRO, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS

	Quarter Ended		Year Ended

(Thousands of Dollars and Shares Except Per Share Data)	Dec. 30, 2007	Dec. 31, 2006	Dec. 30, 2007	Dec. 31, 2006
	-----------	-----------	-----------	-----------
Net Revenues	$1,297,844	$1,116,398	$3,837,557	$3,151,481
Cost of Sales	538,935	445,913	1,576,621	1,303,885
	--------------	---------------	--------------	--------------
Gross Profit	758,909	670,485	2,260,936	1,847,596
Amortization	14,194	21,038	67,716	78,934
Royalties	110,988	62,191	316,807	169,731
Research and Product Development	49,631	49,143	167,194	171,358
Advertising	149,459	126,847	434,742	368,996
Selling, Distribution and Administration	234,528	218,573	755,127	682,214
	--------------	---------------	--------------	--------------
Operating Profit	200,109	192,693	519,350	376,363
Interest Expense	12,501	7,425	34,618	27,521
Other (Income) Expense, Net	708	14,719	22,350	7,368
	--------------	---------------	--------------	--------------
Earnings before Income Taxes	186,900	170,549	462,382	341,474
Income Taxes	53,168	62,267	129,379	111,419
	--------------	---------------	--------------	--------------
Net Earnings	$ 133,732	$ 108,282	$ 333,003	$ 230,055
	========	========	========	========

Per Common Share
Net Earnings
Basic	$ 0.91	$ 0.68	$ 2.13	$ 1.38
	========	========	========	========
Diluted	$ 0.84	$ 0.62	$ 1.97	$ 1.29
	========	========	========	========

Cash Dividends Declared	$ 0.16	$ 0.12	$ 0.64	$ 0.48
	========	========	========	========

Weighted Average Number of Shares
Basic	146,866	159,655	156,054	167,100
	========	========	========	========
Diluted	161,140	175,049	171,205	181,043
	========	========	========	========

HASBRO, INC.
Supplemental Financial Data
Major Segment Results and EBITDA
(Thousands of Dollars)

	Quarter Ended			Year Ended
	Dec. 30, 2007	Dec. 31, 2006	% Change	Dec. 30, 2007	Dec. 31, 2006	% Change
	-----------	-----------	-----------	-----------	-----------	----------
Major Segment Results

North American Segment
External Net Revenues	$ 766,826	$ 712,554	8%	$ 2,460,016	$ 2,130,290	15%
Operating Profit	101,039	129,206	-22%	318,737	275,959	16%

International Segment
External Net Revenues	489,242	380,163	29%	1,278,589	959,319	33%
Operating Profit	90,027	64,107	40%	158,846	90,893	75%

Reconciliation of EBITDA

Net Earnings	$ 133,732	$ 108,282	$ 333,003	$ 230,055
Interest Expense	12,501	7,425	34,618	27,521
Income Taxes	53,168	62,267	129,379	111,419
Depreciation	22,030	13,802	88,804	67,773
Amortization	14,194	21,038	67,716	78,934
	------------	------------	------------	------------
EBITDA	$ 235,625	$ 212,814	$ 653,520	$ 515,702
	=======	=======	=======	=======

HASBRO, INC.
Supplemental Financial Data
(Thousands of Dollars and Shares, Except Per Share Data)

Earnings Per Share	2007		2006

Quarter	Basic	Diluted	Basic	Diluted
----------	-----------	-----------	-----------	-----------

Net earnings	$ 133,732	$ 133,732	$ 108,282	$ 108,282
Effect of dilutive securities:
Interest expense on contingent
convertible debentures due 2021	-	1,063	-	1,066
	--------------	--------------	--------------	--------------
	$ 133,732	$ 134,795	$ 108,282	$ 109,348
	========	========	========	========

Average shares outstanding	146,866	146,866	159,655	159,655
Effect of dilutive securities:
Contingent convertible debentures
due 2021	-	11,566	-	11,574
Options and warrants	-	2,708	-	3,820
	--------------	--------------	--------------	--------------
Equivalent shares	146,866	161,140	159,655	175,049
	========	========	========	========

Net earnings per share	$ 0.91	$ 0.84	$ 0.68	$ 0.62
	========	========	========	========
Full Year
---------------
Net earnings	$ 333,003	$ 333,003	$ 230,055	$ 230,055
Effect of dilutive securities:
Interest expense on contingent
convertible debentures due 2021	-	4,248	-	4,262
	--------------	--------------	--------------	--------------
	$ 333,003	$ 337,251	$ 230,055	$ 234,317
	========	========	========	========

Average shares outstanding	156,054	156,054	167,100	167,100
Effect of dilutive securities:
Contingent convertible debentures
due 2021	-	11,568	-	11,574
Options and warrants	-	3,583	-	2,369
	--------------	--------------	--------------	--------------
Equivalent shares	156,054	171,205	167,100	181,043
	========	========	========	========

Net earnings per share	$ 2.13	$ 1.97	$ 1.38	$ 1.29
	========	========	========	========